Exhibit 4.1
THIRD AMENDMENT
TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”) is entered into as of June 25, 2015, among SCHNITZER STEEL INDUSTRIES, INC., an Oregon corporation (the “US Borrower”), SCHNITZER STEEL CANADA LTD., a British Columbia corporation (successor by amalgamation to SCHNITZER STEEL BC, INC. and SCHNITZER STEEL PACIFIC, INC., the “Canadian Borrower”), the undersigned Lenders (defined below) and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer.
RECITALS
A.    The US Borrower, the Canadian Borrower (the Canadian Borrower together with the US Borrower, collectively, the “Borrowers” and individually, a “Borrower”), Bank of America, N.A., a national banking association (“Bank of America”), Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”), MUFG Union Bank, N.A., a national banking association (“Union”), U.S. Bank National Association, a national banking association (“U.S. Bank”), JPMorgan Chase Bank, N.A., a national banking association (“JPMorgan Chase”), PNC Bank, National Association, a national banking association (“PNC Bank”), First Hawaiian Bank, a Hawaii corporation (“First Hawaiian”), Bank of the West, a California banking corporation (“BOW”), HSBC Bank USA, N.A., a national banking association (“HSBC”), Sumitomo Mitsui Banking Corporation, a banking corporation organized under the laws of Japan (“SMBC”), Umpqua Bank, an Oregon banking corporation (“Umpqua Bank”), The Northern Trust Company, an Illinois banking corporation (“Northern Trust”), Bank of Montreal, a Canadian chartered bank, acting through its Chicago Branch (“BMO”), Banner Bank, a Washington banking corporation (“Banner Bank” and together with Bank of America, Wells Fargo, Union, U.S. Bank, JPMorgan Chase, PNC Bank, First Hawaiian, BOW, HSBC, SMBC, Umpqua Bank, Northern Trust and BMO, collectively, the “US Lenders” and individually, a “US Lender”), BANK OF MONTREAL, as Canadian Lender (the Canadian Lender together with the US Lenders, collectively, the “Lenders” and individually, a “Lender”), the Administrative Agent, the Swing Line Lender and the L/C Issuer are parties to that certain Second Amended and Restated Credit Agreement dated as of February 9, 2011 (as the same has been or may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the US Lenders have agreed to make revolving loans and the L/C Issuer has agreed to issue letters of credit to or for the account of the US Borrower and the Canadian Lender has agreed to make revolving loans and to issue letters of credit to or for the account of the Canadian Borrower.
B.    The US Borrower has requested that the Lenders constituting Required Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer amend the definition of certain defined terms and Section 7.11(b) of the Credit Agreement, which the undersigned Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer have agreed to do, subject to the terms and conditions set forth in this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

AGREEMENT
1.    Definitions; Interpretation. Capitalized terms not otherwise defined in this Amendment shall have the meanings given in the Credit Agreement as amended by this Amendment. The rules of construction and interpretation specified in Sections 1.02 and 1.03 of the Credit Agreement also apply to this Amendment and are incorporated herein by this reference.
2.    Amendments to Credit Agreement (Temporary). For the fiscal periods ending on each of May 31, 2015, August 31, 2015, November 30, 2015 and February 29, 2016, the Credit Agreement is amended as follows:
(a)    Amendment to Definitions. In Section 1.01, amendments are made to the definitions as follows:
(i)    Discontinued Operations. The definition of “Discontinued Operations” is added to read as follows:
“Discontinued Operations” shall mean the assets/liabilities and operations (i) classified as “discontinued operations” pursuant to ASC 205-20 or Accounting Principles Board Opinion No. 30 or (ii) of the US Borrower’s used auto parts stores in Millis, Massachusetts and North Portland, Oregon, whether or not classified as discontinued operations in the US Borrower’s financial statements.
(ii)    EBITDA. The definition of “EBITDA” is amended and restated to read as follows:
“EBITDA” means, for any period, for any Person (which term shall be deemed to include for purposes of this definition any Disposed Business or assets, business line or division acquired in a Permitted Acquisition and shall be deemed to exclude for purposes of this definition any Discontinued Operations), an amount equal to Net Income of such Person for such period plus (a) the following to the extent deducted in calculating such Net Income: (i) Interest Charges of such Person for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by such Person for such period, (iii) the amount of depreciation and amortization expense deducted in determining such Net Income, (iv) other non-recurring expenses (including non-recurring inventory write-downs) of such Person reducing such Net Income which do not represent a cash item in such period or any future period, (v) non-cash expenses of such Person resulting from the application of Statement of Financial Accounting Standards No. 123 (revised), (vi) amounts reserved for Willamette River Remediation Obligations, (vii) any non-recurring fees, expenses or charges related to any issuance of debt or Equity Interests, any Permitted Acquisition or any sale or other transfer of a Disposed Business (in each case, whether or not consummated), (viii) non-cash exchange, translation or performance losses relating to any foreign currency hedging transaction or currency fluctuations, and (ix) expenses of such Person incurred in connection with the implementation of business realignment, cost containment and productivity improvement programs (such expenses, “Productivity Improvement Expenses”) and minus (b) the following to the extent included in calculating such Net Income: (i) non-cash exchange, translation or performance gains relating to any foreign currency hedging transaction or currency fluctuations, and (ii) all non-cash items of such Person increasing such Net Income in such period or any future period. For any four fiscal quarter period, any non-cash reversal of a non-recurring fee, expense or charge which had been incurred during the four fiscal quarter period shall be included in Net Income during such period; provided, however, that the sum of (x) EBITDA from Discontinued Operations (to the extent such EBITDA constituted a loss) excluded from this definition plus (y) the aggregate amount of Productivity Improvement Expenses added to Net Income shall not exceed $16,000,000 in any fiscal quarter of the US Borrower.
(b)    Amendment to Section 7.11. In Section 7.11, subsection (b) is amended and restated to read as follows:
(b)    Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the US Borrower for which the US Borrower has delivered financial statements pursuant to Section 6.01(a) or 6.01(b) to be less than the ratio set forth below opposite such fiscal quarter end:

Four Fiscal Quarters Ending	Minimum Consolidated Fixed Charge Coverage Ratio
May 31, 2015	1.50 to 1.00
August 31, 2015	1.25 to 1.00
November 30, 2015	1.25 to 1.00
February 29, 2016	1.25 to 1.00

3.    Amendments to Credit Agreement (Permanent). The Credit Agreement is amended as follows:
(a)    Amendment to Definitions. In Section 1.01, amendments are made to the definitions as follows:
(i)    Change of Control. The definition of “Change of Control” is amended and restated to read as follows:
“Change of Control” means, with respect to any Person, an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than Persons a party to the Voting Trust Agreement, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or
(b)    during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
(ii)    Commodity Exchange Act. The definition of “Commodity Exchange Act” is added to read as follows:
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. Section 1 et seq.), as amended from time to time, and any successor statute.
(iii)    Designated Jurisdiction. The definition of “Designated Jurisdiction” is added to read as follows:
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
(iv)    Eurocurrency Rate. The definition of “Eurocurrency Rate” is amended and restated to read as follows:
“Eurocurrency Rate” means:
(a)    for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to (i) the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time, determined two Business Days prior to such date for deposits in Dollars being delivered in the London interbank market for a term of one month commencing that day or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in Same Day Funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank market at their request at the date and time of determination;
provided, however, if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
(v)    Excluded Swap Obligation. The definition of “Excluded Swap Obligation” is added to read as follows:
“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (for the avoidance of doubt, giving effect to all provisions of the Loan Documents at the time of such Guarantee or the grant of such security interest) at the time the Guarantee of such Loan Party or a grant by such Loan Party of a security interest, would otherwise have become effective with respect to such Swap Obligation but for such Loan Party’s failure to constitute an “eligible contract participant” at such time.” If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.
(vi)    OFAC. The definition of “OFAC” is added to read as follows:
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
(vii)    Patriot Act. The definition of “Patriot Act” is amended and restated to read as follows:
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56).
(viii)    Qualified ECP Guarantor. The definition of “Qualified ECP Guarantor” is added to read as follows:
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party with total assets exceeding $10,000,000 or that qualifies at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.
(ix)    Sanctions. The definition of “Sanction(s)” is added to read as follows:

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union or Her Majesty’s Treasury (“HMT”).
(x)    Swap Obligations. The definition of “Swap Obligations” is added to read as follows:
“Swap Obligations” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
(b)    Amendment to Section 5.20. Section 5.20 is amended and restated to read as follows:
5.20    OFAC. Neither the US Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director or officer, thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List or (iii) located, organized or resident in a Designated Jurisdiction.
(c)    Amendment to Section 5.21. Section 5.21 is added to read as follows:
5.21    Anti-Corruption Laws. The US Borrower and its Subsidiaries have conducted their businesses in material compliance with the United States Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010 and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
(d)    Amendment to Section 6.13. Section 6.13 is added to read as follows:
6.13    Anti-Corruption Laws. Conduct its businesses in material compliance with the United States Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010 and maintain policies and procedures designed to promote and achieve compliance with such laws.
(e)    Amendment to Section 7.12. Section 7.12 is added to read as follows:
7.12 Sanctions. Knowingly use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions.
(f)    Amendment to Section 7.13. Section 7.13 is added to read as follows:
7.13    Anti-Corruption Laws. Knowingly use the proceeds of any Credit Extension for any purpose which would materially breach the United States Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010.
(g)    Amendment to Section 10.17. Section 10.17 is amended and restated to read as follows:
10.17    Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swingline Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
4.    Conditions to Effectiveness. Notwithstanding anything contained herein to the contrary, this Amendment shall become effective as of June 25, 2015 (for purposes of this Amendment, the “Effective Date”); provided that each of the following conditions is fully and concurrently satisfied not later than 5:00 p.m., Seattle time, on June 26, 2015:
(a)    Delivery of Amendment. Each Borrower, the Lenders constituting Required Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer shall have executed and delivered counterparts of this Amendment to the Administrative Agent;
(b)    Payment of Fees. The US Borrower shall have paid to (i) the Administrative Agent for the account of the US Lenders (other than BOW) in proportion to their Applicable Percentage an amendment fee in the amount of 0.10% of the Aggregate Commitments and (ii) the Arranger for its own account the arrangement fee set forth in the letter agreement, dated June 25, 2015, among the US Borrower, the Administrative Agent and the Arranger, which fees shall be deemed fully earned when due and non-refundable when paid;
(c)    Certificates and Resolutions. The Administrative Agent shall have received (in sufficient copies for each Lender) in form and substance reasonably satisfactory to it:
(i)    a certificate of each Loan Party dated as of the Effective Date signed by a Responsible Officer of such Loan Party establishing the identity of and verifying the capacity of each Responsible Officer of such Loan Party authorized to act as a Responsible Officer in connection this Amendment;
(ii)    such evidence as the Administrative Agent may reasonably require to verify that each Loan Party is duly organized or formed, validly existing, in good standing, if applicable, and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including a certificate of each Loan Party dated as of the Effective Date signed by a Responsible Officer of such Loan Party certifying that (A) the resolutions adopted by each of the Loan Parties approving or consenting to the Credit Agreement and (B) the Organization Documents of each of the Loan Parties delivered to the Administrative Agent as a condition to closing the Credit Agreement have not been modified, or if modified, attaching copies of each of the documents that modified the resolutions or Organization Documents of such Loan Party, and are in full force and effect on the date of this Amendment, and certificates of good standing and/or qualification to engage in business; and

(iii)    a certificate of Borrower dated as of the Effective Date signed by a Responsible Officer of Borrower certifying that (A) the representations of the Borrower as set forth in Article V of the Credit Agreement shall be true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “Material Adverse Effect” or similar qualifier, in which case it shall be true and correct in all respects) on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “Material Adverse Effect” or similar qualifier, in which case it shall be true and correct in all respects) as of such earlier date, and except that, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, (B) there has been no event or circumstance since February 28, 2015 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (C) no Default shall have occurred and be continuing or will occur as a result of the execution of this Amendment;
(d)    Consent of Guarantors. The Administrative Agent shall have received the Consent of Guarantors and Amendment to Loan Documents in the form of Exhibit A attached hereto (the “Consent of Guarantors”), executed by each of the parties thereto;
(e)    Reimbursement for Expenses. The Borrower shall have reimbursed the Administrative Agent for all expenses actually incurred by and invoiced to Administrative Agent in connection with the preparation of this Amendment and the other Loan Documents and shall have paid all other amounts due and owing under the Loan Documents; and
(f)    Other Documents. The Administrative Agent and the Lenders shall have received such other documents, instruments, and undertakings as the Administrative Agent or the Required Lenders may reasonably request.
5.    Administrative Agent Authorization. Each Lender, the Swing Line Lender and the L/C Issuer hereby authorizes and instructs the Administrative Agent to execute and deliver this Amendment and the Consent of Guarantors.
6.    No Further Amendment. Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder.
7.    Reservation of Rights. Each Borrower acknowledges and agrees that the execution and delivery by the Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer of this Amendment shall not be deemed to create a course of dealing or otherwise obligate any Lender, the Administrative Agent, the Swing Line Lender or the L/C Issuer to forbear or execute similar amendments under the same or similar circumstances in the future.
8.    FATCA. For purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), from and after the effective date of this Amendment, Borrower and Agent shall treat (and the Lenders hereby authorize Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

9.    Miscellaneous.
(a)    Integration. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
(b)    Severability. If any provision of this Amendment or any of the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(c)    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.
(d)    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WASHINGTON, WITHOUT REFERENCE TO CONFLICT-OF-LAWS OR CHOICE-OF-LAW RULES OF THE STATE OF WASHINGTON THAT WOULD DIRECT THE GENERAL APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
(e)    Oral Agreements Not Enforceable.
ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
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IN WITNESS WHEREOF, the Borrowers, the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent have each caused this Amendment to be duly executed as of the date first above written.

SCHNITZER STEEL INDUSTRIES, INC., as the
US Borrower

By:	/s/Robert B. Stone
Name:	Robert B. Stone
Title:	Vice President & Treasurer

SCHNITZER STEEL CANADA LTD., as the
Canadian Borrower

By:	/s/Richard C. Josephson
Name:	Richard C. Josephson
Title:	Secretary

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/Anthea Del Bianco
Name:	Anthea Del Bianco
Title:	Vice President

BANK OF AMERICA, N.A., as US Lender, an
L/C Issuer and Swing Ling Lender

By:	/s/Heidi Green
Name:	Heidi Green
Title:	Vice President

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a US Lender and an L/C Issuer

By:	/s/James L. Franzen
Name:	James L. Franzen
Title:	Senior Vice President

MUFG UNION BANK, N.A. as a US Lender

By:	/s/Michael L. Hart
Name:	Michael L. Hart
Title:	Managing Director

BANK OF MONTREAL, CHICAGO BRANCH,
as a US Lender

By:	/s/Randon Gardley
Name:	Randon Gardley
Title:	Vice President

BANK OF MONTREAL, as the Canadian Lender

By:	/s/Karla McCarthy
Name:	Karla McCarthy
Title:	Managing Director Corporate Finance Division

U.S. BANK NATIONAL ASSOCIATION, as a
US Lender

By:	/s/Kurban H. Merchant
Name:	Kurban H. Merchant
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a US
Lender

By:	/s/Alex Rogin
Name:	Alex Rogin
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as a
US Lender

By:	/s/Mahir Desai
Name:	Mahir Desai
Title:	Assistant Vice President

FIRST HAWAIIAN BANK, as a US Lender

By:	/s/Darlene N. Blakeney
Name:	Darlene N. Blakeney
Title:	Vice President

BANK OF THE WEST, as a US Lender

By:
Name:
Title:

HSBC BANK USA, N.A., as a US Lender

By:	/s/Jennifer Green
Name:	Jennifer Green
Title:	Vice President

SUMITOMO MITSUI BANKING
CORPORATION, as a US Lender

By:	/s/Katsuyuki Kubo
Name:	Katsuyuki Kubo
Title:	Managing Director

UMPQUA BANK, as a US Lender

By:	/s/Jeffrey Seiler
Name:	Jeffrey Seiler
Title:	Vice President

THE NORTHERN TRUST COMPANY, as a US
Lender

By:
Name:
Title:

BANNER BANK, as a US Lender

By:	/s/Gregory Foxx
Name:	Gregory Foxx
Title:	Vice President

EXHIBIT A
CONSENT OF GUARANTORS
AND AMENDMENT TO LOAN DOCUMENTS
This CONSENT OF GUARANTORS AND AMENDMENT TO LOAN DOCUMENTS (this “Consent and Amendment”) is entered into as of June 25, 2015, by SCHNITZER STEEL INDUSTRIES, INC., an Oregon corporation (the “US Borrower”), SCHNITZER STEEL CANADA LTD., a British Columbia corporation (successor by amalgamation to SCHNITZER STEEL BC, INC. and SCHNITZER STEEL PACIFIC, INC., the “Canadian Borrower”), MANUFACTURING MANAGEMENT, INC., an Oregon corporation (“Manufacturing”), GENERAL METALS OF TACOMA, INC., a Washington corporation (“General Metals”), CASCADE STEEL ROLLING MILLS, INC., an Oregon corporation (“Cascade”), NORPROP, INC., an Oregon corporation (“Norprop”), JOINT VENTURE OPERATIONS, INC., a Delaware corporation (“JV Operations”), PROLERIDE TRANSPORT SYSTEMS, INC., a Delaware corporation (“Proleride”), PROLERIZED NEW ENGLAND COMPANY LLC, a Delaware limited liability company (“Prolerized”), PICK-N-PULL AUTO DISMANTLERS, a California general partnership (“Auto Dismantlers”), PICK AND PULL AUTO DISMANTLING, INC., a California corporation (“Auto Dismantling”), SCHNITZER SOUTHEAST, LLC, a Georgia limited liability company (“Schnitzer Southeast”), SCHNITZER STEEL HAWAII CORP., a Delaware corporation (“Schnitzer Hawaii”), PICK-N-PULL AUTO DISMANTLERS, STOCKTON, LLC, a California limited liability company (“Stockton”), METALS RECYCLING L.L.C., a Rhode Island limited liability company (“Metals Recycling”), EDMAN CORP., an Oregon corporation, (“Edman”), PICK-N-PULL NORTHWEST, LLC, an Oregon limited liability company (“Northwest”), U-PULL-IT, INC., a California corporation (“U-Pull-It”), SCHNITZER FRESNO, INC. (formerly known as Levi’s Iron and Metal, Inc.), an Oregon corporation (“Fresno”), AUTO PARTS GROUP SOUTHWEST, LLC, a Delaware limited liability company (“Auto Parts” and together with the US Borrower, Manufacturing, General Metals, Cascade, Norprop, JV Operations, Proleride, Prolerized, Auto Dismantlers, Auto Dismantling, Schnitzer Southeast, Schnitzer Hawaii, Stockton, Metals Recycling, Edman, Northwest, U-Pull-It and Fresno, collectively, the “US Guarantors” and individually, a “US Guarantor”), SCHNITZER STEEL CANADIAN HOLDINGS, INC. (formerly known as Schnitzer Steel Canada Inc.), a corporation organized under the laws of Canada (“Schnitzer Canada”), BANK OF AMERICA, N.A., a national banking association (“Bank of America”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), UNION BANK, N.A., a national banking association (“Union”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”), JPMORGAN CHASE BANK, N.A., a national banking association (“JPMorgan Chase”), PNC BANK, NATIONAL ASSOCIATION, a national banking association (“PNC Bank”), FIRST HAWAIIAN BANK, a Hawaii corporation (“First Hawaiian”), BANK OF THE WEST, a California banking corporation (“BOW”), HSBC BANK USA, N.A., a national banking association (“HSBC”), SUMITOMO MITSUI BANKING CORPORATION, a banking corporation organized under the laws of Japan (“SMBC”), UMPQUA BANK, an Oregon banking corporation (“Umpqua Bank”), THE NORTHERN TRUST COMPANY, an Illinois banking corporation (“Northern Trust”), BANK OF MONTREAL, a Canadian chartered bank, acting through its Chicago Branch (“BMO”), BANNER BANK, a Washington banking corporation (“Banner Bank” and together with Bank of America, Wells Fargo, Union, U.S. Bank, JPMorgan Chase, PNC Bank, First Hawaiian, BOW, HSBC, SMBC, Umpqua Bank, Northern Trust and BMO, collectively, the “US Lenders” and individually, a “US Lender”), BANK OF MONTREAL, as Canadian Lender (together with the US Lenders, collectively, the “Lenders” and individually, a “Lender”) and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS
A.    The US Borrower, the Canadian Borrower (the Canadian Borrower together with the US Borrower, collectively, the “Borrowers” and individually, a “Borrower”), the Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer are parties to that certain Second Amended and Restated Credit Agreement dated as of February 9, 2011 (as the same has been or may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the US Lenders have agreed to make revolving loans and the L/C Issuer has agreed to issue letters of credit to or for the account of the US Borrower and the Canadian Lender has agreed to make revolving loans and to issue letters of credit to or for the account of the Canadian Borrower.
B.    In connection with and as a condition to the obligation of the Lenders to make loans and the L/C Issuer to issue letters of credit under the Credit Agreement, each Guarantor and the US Borrower entered into or became a party to that certain Second Amended and Restated Continuing Guaranty dated as of February 9, 2011 (as the same has been or may be amended, restated, supplemented or otherwise modified from time to time, the “US Guaranty”), pursuant to which each Guarantor has guaranteed, among other things, the indebtedness, liabilities and obligations of the US Borrower arising pursuant to the Credit Agreement and related documents.
C.    In connection with and as a condition to the obligation of the Canadian Lender to make loans under the Credit Agreement Schnitzer Canada entered into that certain Continuing Guaranty dated as of February 9, 2011 (as the same has been or may be amended, restated, supplemented or otherwise modified from time to time, the “Canadian Guaranty” and together with the US Guaranty, collectively, the “Guaranties” and individually, a “Guaranty”), pursuant to which Schnitzer Canada has guaranteed, among other things, the indebtedness, liabilities and obligations of the Canadian Borrower arising pursuant to the Credit Agreement and related documents.
D.    Further in connection with and as a condition to the obligation of the Lenders to make loans and the L/C Issuer to issue letters of credit under the Credit Agreement, each US Guarantor and each Borrower entered into or became a party to that certain Amended and Restated Indemnity, Subrogation and Contribution Agreement dated as of February 9, 2011 (as the same has been or may be amended, restated, supplemented or otherwise modified from time to time, the “Contribution Agreement”), pursuant to which the parties thereto provided for the indemnification by the Borrowers of the US Guarantors and among the US Guarantors with respect to amounts paid by a US Guarantor in connection with their obligations under the US Guaranty.
E.    The Borrowers, Lenders constituting Required Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer intend to enter into that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of June 25, 2015 (the “Amendment”), pursuant to which the Borrowers, the Administrative Agent, the Swing Line Lender and the L/C Issuer will amend one of the financial covenants set forth in Section 7.11 of the Credit Agreement and make certain other modifications to the Credit Agreement.
F.    It is a condition precedent to the effectiveness of the Amendment that each Guarantor enter into this Consent and Amendment.
NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration receipt of which is hereby acknowledged, each Guarantor agrees as follows:

AGREEMENT
1.    Definitions. Capitalized terms not otherwise defined in this Consent and Amendment shall have the meanings given in the applicable Guaranty, and if not defined therein shall have the meanings given in the Credit Agreement.
2.    Consent. Each Guarantor hereby acknowledges that it has received a copy of the Amendment and hereby consents to its contents, including all prior and current amendments to the Credit Agreement (notwithstanding that such consent is not required).
3.    Ratification and Confirmation. Each Guarantor hereby ratifies and confirms that its indebtedness, liabilities and obligations to each Lender, the Administrative Agent, the Swing Line Lender and the L/C Issuer arising under the Guaranty and the other Loan Documents to which the Guarantor is a party. Each Guarantor hereby confirms and agrees that its guarantee of the US Guaranteed Obligations, Canadian Guaranteed Obligations or Guaranteed Obligations (each as defined in the Guaranty to which such Guarantor is a party), as applicable, remains in full force and effect, and that such Obligations shall include, without limitation, the indebtedness, liabilities and obligations of the Borrowers to each Lender, the Administrative Agent, the Swing Line Lender and the L/C Issuer arising under the Credit Agreement, as amended by the Amendment.
4.    Amendments to US Guaranty. The US Guaranty is amended as follows:
(a)    US Obligations. At the end of the first sentence of subsection (a) of Section 2, the following proviso is added “; provided, that notwithstanding the foregoing, with respect to any US Guarantor, US Guaranteed Obligations shall not include Excluded Swap Obligations of such US Guarantor.”
(b)    Canadian Obligations. At the end of the first sentence of subsection (b) of Section 2, the following proviso is added “; provided, that notwithstanding the foregoing, with respect to any Canadian Guarantor, Canadian Guaranteed Obligations shall not include Excluded Swap Obligations of such Canadian Guarantor.”
5.    Amendment to Canadian Guaranty. The Canadian Guaranty is amended to add the following proviso at the end of the first sentence of Section 2 of the Canadian Guaranty “; provided, that notwithstanding the foregoing, the Guaranteed Obligations shall not include Excluded Swap Obligations of the Guarantor.”
6.    Amendment to Contribution Agreement. Subsection (c) is added to Section 3 of the Contribution Agreement to read as follows:
(c)    Keepwell Agreement. Each Guarantor that is a Qualified ECP Guarantor at the time the Guarantee or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to this subsection) (each, a “Specified Loan Party”) with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its Guaranteed Obligations under this Agreement and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this subsection voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the payment in full of the Obligations. Each Qualified ECP Guarantor intends this subsection to constitute, and this subsection shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.
4.    Representations and Warranties. Each Guarantor hereby represents and warrants to each Lender, the Administrative Agent, the Swing Line Lender and the L/C Issuer that each of the representations and warranties set forth the Guaranty to which it is a party is true and correct as if made on and as of the date of this Consent and Amendment.
5.    Severability. If any provision of this Consent and Amendment or any of the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Consent and Amendment and the other Loan Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
6.    Counterparts. This Consent and Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Consent and Amendment by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Consent and Amendment.
7.    Administrative Agent. The Administrative Agent is executing this Consent and Amendment on behalf of the Required Lenders as authorized in Section 5 of the Amendment.
8.    Governing Law. THIS CONSENT AND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WASHINGTON, WITHOUT REFERENCE TO CONFLICT-OF-LAWS OR CHOICE-OF-LAW RULES OF THE STATE OF WASHINGTON THAT WOULD DIRECT THE GENERAL APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
9.    Oral Agreements Not Enforceable.
ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

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IN WITNESS WHEREOF, each Guarantor has caused this Consent to be duly executed as of the date first above written.

SCHNITZER STEEL INDUSTRIES, INC.

By:
Name:
Title:

SCHNITZER STEEL CANADA LTD.

By:
Name:
Title:

MANUFACTURING MANAGMENT, INC.

By:
Name:
Title:

GENERAL METALS OF TACOMA, INC.

By:
Name:
Title:

CASCADE STEEL ROLLING MILLS, INC.

By:
Name:
Title:

NORPROP, INC.

By:
Name:
Title:

JOINT VENTURE OPERATIONS, INC.

By:
Name:
Title:

PROLERIDE TRANSPORT SYSTEMS, INC.

By:
Name:
Title:

PROLERIZED NEW ENGLAND COMPANY
LLC

By:	Proleride Transport Systems, Inc.
Its:	Member

By:
Name:
Title:

PICK-N-PULL AUTO DISMANTLERS INC.

By:	Norprop, Inc.
Its:	General Partner

By:
Name:
Title:

PICK AND PULL AUTO DISMANTLING INC.

By:
Name:
Title:

SCHNITZER SOUTHEAST, LLC

By:	Schnitzer Steel Industries, Inc.
Its:	Member

By:
Name:
Title:

SCHNITZER STEEL HAWAII CORP.

By:
Name:
Title:

PICK-N-PULL AUTO DISMANTLERS
STOCKTON, LLC

By:
Name:
Title:

METALS RECYCLING L.L.C.

By:	Joint Venture Operations, Inc.
Its:	Member

By:
Name:
Title:

EDMAN CORP.

By:
Name:
Title:

PICK-N-PULL NORTHWEST, LLC

By:	Norprop, Inc.
Its:	Member

By:
Name:
Title:

U-PULL-IT, INC.

By:
Name:
Title:

SCHNITZER FRESNO, INC.

By:
Name:
Title:

AUTO PARTS GROUP SOUTHWEST, LLC
By:	Norprop, Inc.
Its:	Member

By:
Name:
Title:

SCHNITZER STEEL CANADIAN HOLDINGS, INC
HOLDINGS, INC

By:
Name:
Title:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Name:
Title: